EXHIBIT A-1
                             LIST OF KEY EMPLOYEES



Marie Claude Alagem
Beny Hadad
Levy Ilan
Diarmuid Kelley
Izhak Ohana
Aharon Sabato
Walter Shalev
Ido Zalel
Yossi Zada